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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      January 18, 2001 (January 18, 2001)

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                      ORTHODONTIC CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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
           DELAWARE                      001-31457                      72-1278948
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 (State or Other Jurisdiction     (Commission File Number)           (I.R.S. Employer
       of Incorporation)                                          Identification Number)

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          3850 N. CAUSEWAY BOULEVARD, SUITE 990
                  METAIRIE, LOUISIANA                               70002
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        (Address of Principal Executive Offices)                  (Zip Code)

                                 (504) 834-4392
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed from Last Report)




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ITEM 9.  REGULATION FD DISCLOSURE.

Orthodontic Centers of America, Inc. ("OCA") has included the following information pursuant to Regulation FD:

             CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain portions of this document, including the answers to questions 1, 2, 3, 6, 7, 8, 9, 10, 11, 12 and 13, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These statements generally include any of the words "believe," "expect," "anticipate," "intend," "estimate," "should," "will," "plan" or similar expressions. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those indicated in such forward-looking statements because of a variety of risks and uncertainties. These risks and uncertainties include failure of OCA's operating and expansion strategy, failure to achieve anticipated operating results or to consummate proposed affiliations, developments and acquisitions, regulatory constraints, changes in laws regulating the practice of dentistry, competition from other orthodontists and management companies, changes in accounting standards and principles, changes in manner in which insiders determine to buy or sell OCA's securities, OCA's ability to effectively provide services to an increasing number of affiliated orthodontists and centers, the general economy of the United States and the specific markets in which OCA operates or intends to operate, and other factors as may be identified from time to time in OCA's filings with the Securities and Exchange Commission or in other public announcements by OCA. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this report.

                      OCA'S RESPONSES TO SELECTED INQUIRIES

1.  With signs that the U.S. economy is slowing, will OCA's revenues decline?

In a sluggish economy, our experience has been that parents will generally not postpone orthodontic treatment, but they will increasingly shop for value. In that situation, the convenient, no down-payment, monthly payment plans offered by our affiliated orthodontists become a more compelling alternative. Our empirical analysis of the performance of our centers during the economic slump of the early 1990's (when we were a privately-held company with a much smaller number of centers) showed steady increases in patient case starts during that period. Moreover, an analysis of the orthodontic industry during that period (which was published in the Journal of Clinical Orthodontics) showed that the average practice incomes of orthodontists during that period did not suffer, but rather grew at rates commensurate with those of the late 1990's.

In addition, our information systems give us a clear, proactive tool to measure downturns in the economic trends of our centers on an center-by-center basis in virtually real-time. The majority of our centers are on a "data synchronization" mode of reporting vital performance results to OCA's corporate office on a daily basis - a tool we did not have during the early 1990's, and something we use effectively today to proactively address trends. We currently enjoy a robust business, and we have not seen signs of a downturn in our general business trends.

2. A recent "short" report asserts that OCA's "accounting is neither proper nor is it in accordance with GAAP." What is OCA's response to that?

We emphatically disagree with that assertion. The authors of that report either misunderstood or misrepresented OCA's business, service fee arrangements, financial statements and accounting policies, as well as relevant accounting principles. The report even falsely claims that its authors were told information by OCA's Chief Financial Officer, when, in fact, they have never met or spoken with him. Clearly, the report was designed to undermine investors' confidence in OCA, and further the publisher's goal of lowering OCA's stock price to its targeted "short" position.

OCA's accounting is, in fact, proper, conservative and in compliance with generally accepted accounting principles ("GAAP"). Our independent certified public accountants, Ernst & Young LLP, audit our financial statements annually, and have done so since our initial public offering in 1994. During our annual audits, the auditors dedicate substantial time to the audit and heavily scrutinize certain sensitive areas, including revenue recognition and equity programs. Our financial statements have been consistently reported to

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conform with GAAP.

We review our accounting policies on a regular basis, comply with changes recommended by our independent auditors, and comply with proposed and enacted accounting regulations (e.g., our adoption of SOP 98-5 in 1999). Our accounting policies have also been reviewed from time to time by various analysts and other third parties. In many cases, our accounting policies have been characterized as excessively conservative given the environment in which we operate.

In sum, we are extremely confident that our accounting policies are appropriate and that our financial statements comply with GAAP in every circumstance.

3. What is the impact, if any, on OCA of the new accounting rules proposed by FASB with regard to SAB 101 and revenue recognition policies?

In light of the SEC's issuance of Staff Accounting Bulletin No. 101 ("SAB 101") regarding revenue recognition, we have reviewed our revenue recognition policies internally and with our independent auditors, Ernst & Young LLP. Based on that review, we believe that our existing revenue recognition policies comply with SAB 101, and that SAB 101 will not have a material impact on our results of operations.

We recognize revenue according to the following:

     - In proportion to completion of the services provided. The approximately 24% of new patient contract balances recognized by OCA during the first month of the term of a patient contract is correlated to the approximately 24% of orthodontic services performed for a patient during the first month of treatment, which includes the relatively time-consuming preparation and installation of braces, as determined through OCA's studies.

     - Consistent with the terms of OCA's service agreements. OCA's service agreements specify how patient contract balances are considered in calculating OCA's fee from its affiliated orthodontists, which in turn affects the timing of OCA's revenue recognition.

     - Consistent with patients' acknowledgement of orthodontic services performed. In the patient contract between an affiliated orthodontist and an orthodontic patient (or parent or other responsible party), the patient generally acknowledges the specific value of the orthodontic services provided during the first month of treatment and agrees to remit the unpaid portion of those services in the event the patient terminates treatment, even if not yet billed. Under OCA's service agreements, the affiliated orthodontists assign their patient fee receivables to OCA in payment of service fees. OCA has a history of collecting these amounts.

4.  What are "amounts retained by affiliated orthodontists"?

Under our service agreements, we earn a monthly fee equal to (A) the amount of patient revenue recognized during that month under the terms of the service agreement (generally 24% of new patient contract balances in the first month of treatment plus the balance ratably over the remainder of the patient contract, which averages 26 months), minus (B) amounts retained by the affiliated orthodontist.

The amount retained by a particular affiliated orthodontist is based upon the terms of the orthodontist's service agreement, and generally equals 60% of the difference of (A) the orthodontist's cash collections during the applicable period, minus (B) expenses incurred by OCA with respect to the orthodontist's practice for the applicable period (which generally include all of the expenses related to operation of the practice other than doctor compensation, malpractice insurance premiums and continuing education, licensure and similar professional expenses).

Amounts retained by the orthodontists represent the portion of patient revenue that is recognized during a particular period in accordance with the service agreement which is not earned by OCA as a service fee. Accordingly, these amounts are not reflected in OCA's statements of income. Rather, the top line of our statements of income reflects "net revenue," which does not include any amounts that are retained by our affiliated orthodontists.

5.  How do you record amounts retained by affiliated orthodontists?

We recognize a liability for amounts retained by affiliated orthodontists during the period in which the amounts arise pursuant to the terms of our service agreements, on an accrual basis in conformity with GAAP. These amounts are reflected in our balance sheets as amounts payable to orthodontic entities. These essentially represent the portion of cash collections that were not included in OCA's service fees.

Amounts retained by affiliated orthodontists are not recorded in our statements of income. OCA does not employ its affiliated orthodontists. As a non-professional corporation, OCA is prohibited from employing orthodontists by state laws, which permit only licensed dentists or orthodontists and their professional entities to employ an orthodontist.

6. Why is there a difference in magnitude in a given quarter between OCA's EBIT (earnings before interest and taxes) and "amounts retained by orthodontists"? In particular, why would the amounts retained by orthodontists be less than OCA's EBIT if, in fact, the economic relationship between OCA and its affiliated orthodontists is balanced in favor of the orthodontists, i.e., shouldn't the amount retained be more than EBIT for a given period?

The fundamental reason for the difference is that we report our results of operations on an accrual basis in accordance with GAAP, while the amounts retained by our affiliated orthodontists are determined based on the difference between cash collections and practice related expenses (other than doctor compensation, malpractice insurance premiums and continuing education, licensure and similar professional expenses). As a result, in newly developed centers, which typically experience


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initial operating losses on a cash basis as a patient base is established, the amounts retained by the affiliated orthodontists operating in those centers are reduced, while the orthodontists' portion of the operating losses are added to our fee.

To assist affiliated orthodontists in obtaining financing for their portion of initial operating losses, we guarantee loans to the orthodontists from a third party lender. Previously, we financed the orthodontists' portion of initial operating losses through unsecured advances.

As a center establishes a patient base and matures, operating profits on a cash basis typically increase, as the negative cash flow from patients starting treatment is offset by the positive cash flow from existing patients and patients ending treatment. As the cash-basis operating profits of a center increase, the amounts retained by the affiliated orthodontist likewise increase. Our service fee arrangements are fundamentally structured to benefit the orthodontist for increases in the center's operating profits on a cash basis, and we believe that these arrangements have proven to be the backbone of our business and one of the cornerstones of our continued success. This has been the system by which our affiliated orthodontists retain compensation since before our initial public offering in 1994.

We believe that it is incorrect to use a single patient contract model as the basis for the evaluating amounts retained by orthodontists. A proper analysis would include the entire mix of patients in a center - those starting treatment as well as existing patients, who typically contribute the bulk of a given center's cash collections and therefore are the chief contributors to cash profitability calculations for purposes of amounts retained by affiliated orthodontists.

7. If the amount of new patient contracts declines significantly, what effect would that have on OCA's earnings?

We believe that new patient contracts are the best predictor of our future revenue. If new patient contracts were to decline significantly, we expect that it would have a gradual, negative impact on our earnings. We believe that the impact on our earnings would be gradual, rather than immediate, because of the large number of patients who are already in active treatment by our affiliated orthodontists, for terms that average about 26 months. This large existing patient base generates large amounts of revenue each month as compared to the relatively small number of new patients who initiate treatment each month.

In addition, the impact of such a decline in new patient contracts on our earnings would also be tempered by the fact that a new patient contract results in a significant amount of costs being incurred, and orthodontist time being utilized, during the first month of the patient's treatment, as the patient is diagnosed, records are taken and braces are applied. Therefore, if new patient case starts were to decline, staff costs, supply costs and other variable expenses would also likely decline commensurately.

To illustrate, if new patient case starts were to decline to a level that is equal to the number of patients completing treatment, i.e., a zero-growth "equilibrium" scenario, we would expect operating margins to improve and EPS to climb beyond present consensus estimates, based primarily upon the cost "savings" that would result from fewer case starts. Such a scenario is neither desired nor expected but serves to highlight the impact of patient case starts on our financial statements.

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8.  If the amount of new patient contracts declines significantly, how would amounts retained by orthodontists be affected as existing patients pay a completion fee, which is about four times the amount of their monthly fee, upon completion of their treatment?

We expect that amounts retained by orthodontists would increase only moderately in that case.

Since our inception, our affiliated orthodontists have generally used a payment plan for their patients that involves equal monthly installments during the patient's course of treatment and a completion fee upon completion of treatment. The completion fee is generally $436 or $476, and the monthly fee is generally $109 or $119.

About 20% of patients have historically paid their completion fee in equal monthly payments over the term of their treatment. As a result, the effect of these completion payments on the amounts retained by the orthodontists (by increasing the centers' cash-basis operating profits) is spread over the term of treatment, rather than solely in the last month.

In addition, about 5% of patients have paid their completion fee over the four months after the end of their treatment. Therefore, the effect of the completion payment on the amounts retained by orthodontists is spread over a four month period, rather than one month.

The remaining 75% of patients, who pay the completion fee during the last month, represent about 15 patients in an average center, as compared to about 500 patients that continue treatment and payment of monthly fees, and about 20 new patients starting treatment. In a given month, the amount of cash collected from patients who are completing treatment (including payments of the completion fee) is less than 10% of cash collected from all patients, including new patients and patients that continue in active treatment.

9. How is the doctors' restricted stock program accounted for in OCA's financial statements?

Some of our affiliated orthodontists participate in a program that enables them to purchase restricted shares of OCA common stock, which they elect to do upon affiliation with OCA. We record the proceeds from such program as a debit to cash and a credit to equity, which is reflected in our balance sheets and statements of shareholders' equity and is included within shares issued to obtain management agreements. The dollar amount and number of shares related to this program are relatively insignificant, and we do not expect them to have a material impact on our financial condition.

None of the proceeds from the program or the sale of the shares is recorded as revenue. Any assertion that proceeds from this program are somehow run through our income statements in some manner is categorically false and misleading.

10. Can you comment on an insider transaction that was recently disclosed?

In a Form 4 filed January 10, 2001 with the SEC, Dr. Gasper Lazzara, Jr., OCA's Chairman of the Board, reported that, on December 18, 2000, several trusts of which Dr. Lazzara's children are the beneficiaries exchanged a total of 156,865 shares of OCA common stock for interests in an exchange fund, in a privately negotiated transaction.

That exchange transaction is consistent with Dr. Lazzara's statements during OCA's third quarter 2000 earnings conference call on October 26, 2000 (an archived recording of which is currently accessible on OCA's website, www.4braces.com) regarding his intention, commensurate with his role as Chairman and his longer term retirement, estate planning and diversification goals, to sell approximately 40% of his equity stake in OCA in an orderly manner over the next four years. If Dr.

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Lazzara were to sell that amount of shares, he would still retain a sizeable interest in OCA (over 2 million shares, based on his current direct and indirect beneficial ownership) and remain one of OCA's leading shareholders.

11. Is management comfortable with consensus earnings estimates for OCA for the fourth quarter of 2000 and year-end 2000?

Yes, management is comfortable with consensus earnings estimates for the fourth quarter of 2000 and year-end 2000.

12. What do you see as OCA's chief strengths, and what do you think explains OCA's sustained success in an environment where so many others have had difficulty?

The chief reasons for our continued success can be boiled down to a number of key factors:

     - Superior execution of a proven growth strategy. We have been delivering high value services to orthodontists since 1985, long before we went public in 1994, and we continue to apply time-tested principles and innovative approaches to enhancing the productivity and profitability of our affiliated orthodontists' practices. We have a proven ability to successfully operate our company and to add value to our affiliated orthodontists' practices.

     - Sound discipline. We operate according to sound business principles. We apply a disciplined approach to affiliations with new orthodontists, and avoid over-paying for those affiliations. We devote our corporate resources to growth and concentrate on initiatives designed to grow small practices into successful, larger ones.

     - Singular focus. We concentrate solely on orthodontics and have not been distracted by trendy ideas or capricious acquisitions.

     - A winning economic model. Our service agreements with our affiliated orthodontists are bottom-line focused and are a key to our success. Many of the companies that have tried to copy our success have employed a top-line, revenue oriented model, which we believe to be inherently unsustainable and flawed in the long run. Most importantly, our affiliated orthodontists are generally happy, successful practitioners. Numerous independent due diligence efforts undertaken by investors have confirmed this. It likely would not be the case if we weren't getting our job done.

     - Superior revenue and earnings visibility. Our business is highly predictable, with relatively high margins. There has generally been little deviation among various analysts' estimates of our revenue.

13. What are OCA's greatest challenges going forward?

Our challenges going forward remain what they've always been:

     - Continuing to provide superior and innovative execution and delivery of value-added services to our affiliated orthodontists.

     - Continuing to enable our affiliated orthodontists to grow their practices and to maintain the solid internal growth performance we have established together.

     - Continuing to affiliate with the highest caliber orthodontic professionals.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ORTHODONTIC CENTERS OF AMERICA, INC.


                                  By:  /s/ Bartholomew F. Palmisano, Sr.
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                                           Bartholomew F. Palmisano, Sr.
                                           President and Chief Executive Officer

Date: January 18, 2001







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